SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) May 10, 2004


                      ULTRADATA SYSTEMS, INCORPORATED
            ----------------------------------------------------
           (Exact name of Registrant as Specified in its Charter)


        Delaware                  0-25380                  43-1401158
  --------------------------------------------------------------------------
  (State of Incorporation)      (Commission File        (IRS Employer
                                 Number)                 Identification No.)

             1240 Dielmann Industrial Court, St. Louis, MO 63132
             ---------------------------------------------------
                   (Address of principal executive offices)

                                (314) 997-2250
                        -----------------------------
                        Registrant's Telephone Number

Item 5.   Other Events and Required FD Disclosure

     On May 10, 2004 Ultradata issued a press release containing the Web address to be used to access an online interview by Ultradata's Chief Executive Officer.

                                EXHIBITS

99.   Press release dated May 10, 2004.



                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ULTRADATA SYSTEMS, INCORPORATED

Dated: May 10, 2004                     By:/s/ Monte Ross
                                        --------------------------------
                                        Monte Ross
                                        Chief Executive Officer

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                                EXHIBIT 99

FOR IMMEDIATE RELEASE

     AT THE COMPANY:

     Ernest Clarke
     President
     (314) 997-2250


          Ultradata Systems CEO Interviewed on WallSt.net Web Site

St. Louis, Missouri May 10, 2004 - Ultradata Systems, Inc. (OTC Bulletin Board:ULTR.OB), said today that an interview with Monte Ross, chairman and CEO, will be available on the Web site of Wallst.net for two weeks beginning today.

In the interview, Mr. Ross explains Ultradata's recent significant improvement in financial results and discusses the market for the company's hand-held electronic road travel information systems. Ultradata's sales were up a total of more than 400 percent in the fourth quarter of 2003 and the first quarter of 2004, and earnings for the six-month period were $957,000, compared with a loss of $1.4 million for the comparable period a year ago.

The interview can be accessed at www.wallst.net.

Ultradata Systems, Incorporated is a leader in the field of hand-held electronic information systems. Based in St. Louis, Missouri, the Company develops, manufactures and markets hand-held travel information computers, global positioning system (GPS) products and information systems used for locating destinations and trip planning. The Company's lead product, the handheld electronic travel information guide, has sold more than three million units and is marketed through major distributors to retail chains, cable TV direct marketers, credit-card insert marketers, premium incentive catalogs, and other channels. These products use the Company's patented data-compression technology and proprietary database to provide directions to thousands of destinations and services along highways and in major metropolitan areas.

The WallSt.net interview contains forward-looking statements within the meaning of applicable federal securities laws. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on these forward-looking statements. Risk factors that may cause future results to differ from those implied in these forward-looking statements include, but are not limited to, the fact that our limited financial resources may be insufficient to permit us to develop products and introduce them to the market, the fact that we rely on a small number of customers so that the loss of a significant customer could imperil the marketing of an entire product line, and the difficulty of attracting mass-market retailers to a seasonal product like the Talking Road WhizTM. Additional information relating to historical financial and operational performance, the company's strategies, competitive risks, and market conditions are available in Ultradata Systems' reports on Form 10KSB and 10QSB on file with the Securities and Exchange Commission.


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